Exhibit 21.1

Assurant, Inc. Subsidiaries as of December 31, 2017

Subsidiary Name	State or Country of Organization
ABI International	Cayman Islands
ABIG Holding de Espana, S.L.	Spain
AIM 155 Steele Street LLC	Delaware
AIM Acquisitions LLC	Delaware
AIM Lakeview LLC	Delaware
AIM Madison Apartments LLC	Delaware
AIM Montford Park LLC	Delaware
AIM Real Estate Co-Investment Fund, L.P.	Delaware
AIM Real Estate GP, LLC	Delaware
AIM Stonecreek-Parkside LLC	Delaware
AIM Tapestry LLC	Delaware
AIM Vinings LLC	Delaware
AIM West 12th Street LLC	Delaware
ALOC Holdings ULC	Canada
American Bankers General Agency, Inc.	Texas
American Bankers Insurance Company of Florida	Florida
American Bankers Insurance Group, Inc.	Florida
American Bankers Life Assurance Company of Florida	Florida
American Bankers Management Company, Inc.	Florida
American Memorial Life Insurance Company	South Dakota
American Security Insurance Company	Delaware
American Title, Inc.	Nebraska
Assurant Appraisals, LLC	Indiana
Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina
Assurant BARC Reinsurance Limited	Turks & Caicos
Assurant Captive Insurance Company	Georgia
Assurant Chile Compañia de Seguros Generales S.A.	Chile
Assurant CLO Management Holdings GP, LLC	Delaware
Assurant CLO Management Holdings, LP	Delaware
Assurant CLO Management, LLC	Delaware
Assurant Co., Ltd	United Kingdom
Assurant Colombia Compania de Servicios S.A.S	Colombia
Assurant Commercial Mortgage Depositor, LLC	Delaware
Assurant Consulting Company, Limited.	China
Assurant Danos Mexico S.A.	Mexico
Assurant Deutschland GmbH	Germany
Assurant Device Care Limited	United Kingdom
Assurant Direct Limited	United Kingdom
Assurant Direta Corretora de Seguros Ltda	Brazil
Assurant France	France
Assurant General Insurance Limited	United Kingdom
Assurant Global Holdings, Ltd.	United Kingdom
Assurant Holding Mexico, S. de R.L. de C.V.	Mexico
Assurant Holdings France SAS	France
Assurant IA Holdings Corp.	Delaware
Assurant Insurance Agency, Inc.	Minnesota

Assurant Intermediary Ltd.	United Kingdom
Assurant International Division Limited	Malta
Assurant Investment Management LLC	Delaware
Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy
Assurant Japan KK	Japan
Assurant Life Limited	United Kingdom
Assurant Life of Canada	Canada
Assurant New Ventures, Incorporated	Florida
Assurant Payment Services, Inc.	Florida
Assurant Reinsurance of Turks & Caicos, Ltd.	Turks & Caicos
Assurant Seguradora S.A.	Brazil
Assurant Service Protection, Inc.	Oklahoma
Assurant Services Argentina, S.A.	Argentina
Assurant Services Australia Pty Limited	Australia
Assurant Services Canada, Inc.	Canada
Assurant Services de Chile, SpA	Chile
Assurant Services del Peru SAC	Peru
Assurant Services Hong Kong Limited	Hong Kong
Assurant Services Italia s.r.l.	Italy
Assurant Services Korea Limited	South Korea
Assurant Services of Puerto Rico, Inc.	Puerto Rico
Assurant Services, LLC	Texas
Assurant Servicios de Mexico, S.A. de CV	Mexico
Assurant Servicos Ltda.	Brazil
Assurant Solutions Assistance B.V.	Netherlands
Assurant Solutions Comercio e Servicos de Equipamentos Electronicos Ltda.	Brazil
Assurant Solutions Holding Puerto Rico, Inc.	Puerto Rico
Assurant Solutions Spain, S.A.	Spain
Assurant Vida Mexico S.A.	Mexico
Broadtech, LLC	Texas
Caribbean American Life Assurance Company	Puerto Rico
Caribbean American Property Insurance Company	Puerto Rico
Coast to Coast Dealer Services Inc. (New York)	New York
Collateral Intelligence, LLC	Delaware
Consumer Assist Network Association, Inc.	Delaware
Cooperatieve Assurant Netherlands U.A.	Netherlands
CWI Distribution	France
CWI Group	France
CWork Solutions, LP	Pennsylvania
Digital Services (UK) Ltd.	United Kingdom
eMortgage Logic, LLC	Texas
Family Considerations, Inc.	Georgia
FamilySide, Inc.	Canada
FAS-Nationstar, LLC	Missouri
FAS-OWB Utilities, LLC	Texas
FAS-Tenant Access Utilities, LLC	Texas
Federal Warranty Service Corporation	Illinois
Field Asset Services, LLC	Delaware
Florida Office Corp.	Delaware
GP Legacy Place, Inc.	Delaware

Green Tree Insurance Agency Reinsurance Limited	Turks & Caicos
Guardian Travel, Inc.	Florida
I.Q. Data International, Inc.	Washington
Insureco Agency & Insurance Services, Inc.	California
Insureco, Inc.	California
Interfinancial Inc.	Georgia
John Alden Life Insurance Company	Wisconsin
Lifestyle Services Group Ltd.	United Kingdom
Mobile Defense, Inc.	Delaware
MSDiversified Corp.	Mississippi
National Insurance Agency	Florida
Olivar	South Korea
Protection Holding Cayman	Cayman Islands
Reliable Lloyds Insurance Company	Texas
Shipsurance Insurance Service, Inc.	California
Signal GP LLC	Delaware
Signal Holdings LLC	Pennsylvania
Signal Northwest LLC	Delaware
Solutions Cayman	Cayman Islands
Solutions Holdings	Cayman Islands
STAMS Ltd.	United Kingdom
Standard Guaranty Insurance Company	Delaware
Sureway, Inc.	Delaware
TeleCom Re, Inc.	Florida
The Signal	Pennsylvania
Time Insurance Company	Wisconsin
TrackSure Insurance Agency, Inc.	California
TS Holdings, Inc.	Delaware
Union Security Insurance Company	Kansas
Union Security Life Insurance Company of New York	New York
United Service Protection Corporation	Delaware
United Service Protection, Inc.	Florida
Voyager Group, Inc.	Florida
Voyager Indemnity Insurance Company	Georgia
Voyager Service Warranties, Inc.	Florida